Exhibit 10.45

ADMINISTRATIVE AGENCY AGREEMENT

among

WILLIS ENGINE SECURITIZATION TRUST,

WILLIS LEASE FINANCE CORPORATION,

DEUTSCHE BANK TRUST COMPANY AMERICAS

and

THE ENTITIES LISTED ON APPENDIX A HERETO

Dated as of August 9, 2005

Table of Contents

ARTICLE 1	DEFINITIONS

SECTION 1.01	Definitions

ARTICLE 2	APPOINTMENT; ADMINISTRATIVE SERVICES

SECTION 2.01	Appointment
SECTION 2.02	Limitations
SECTION 2.03	General Services
(a)	General Services
(b)	Monitoring Services.
(c)	Rating Agency Services
(d)	Documentation and Letters of Credit
(e)	Closing Services
(f)	Filings and Reports
(g)	Amendments
(h)	Lease Defaults
(i)	Payment of Bills
(j)	Servicing Agreement; Back-Up Servicing Agreement
(k)	Events of Default
(l)	Restricted Cash Amounts
(m)	Letters of Credit
SECTION 2.04	Bank Account Management and Calculation Services
(a)	(i) Operating Bank
(b)	Description of Accounts
(i) Collection Account
(c)	Calculations
(d)	Withdrawals and Transfers
(e)	Ratings and the Accounts
(f)	Records
(g)	Reports
(h)	Investment Directions
SECTION 2.05	Accounting Services

i

(a)	Budgeting Process
(b)	Management Accounts and Financial Statements
(c)	Accounting Standards
(d)	Guidelines for Draft Accounts
SECTION 2.06	Additional Administrative Services
SECTION 2.07	Additional Engine
SECTION 2.08	New Subsidiaries
SECTION 2.09	Responsibility of WEST and the Subsidiaries

ARTICLE 3	STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY

SECTION 3.01	Standard of Performance
SECTION 3.02	Conflicts of Interest
SECTION 3.03	Liability and Indemnity

ARTICLE 4	REPRESENTATIONS AND WARRANTIES

SECTION 4.01	Representations and Warranties by Administrative Agent

ARTICLE 5	ADMINISTRATIVE AGENT UNDERTAKINGS

SECTION 5.01	Administrative Agent Undertakings

ARTICLE 6	UNDERTAKINGS OF WEST GROUP

SECTION 6.01	Cooperation
SECTION 6.02	Information
SECTION 6.03	Scope of Services
SECTION 6.04	Ratification
SECTION 6.05	Covenants
SECTION 6.06	Ratification by Subsidiaries

ARTICLE 7	ADMINISTRATION FEES AND EXPENSES

SECTION 7.01	Administration Fees
SECTION 7.02	Expenses
SECTION 7.03	Payment of Expenses

ARTICLE 8	TERM; REMOVAL OF OR TERMINATION BY THE ADMINISTRATIVE AGENT

SECTION 8.01	Term
SECTION 8.02	Right to Terminate

ii

SECTION 8.03	Consequences of Termination
(a)	Notices
(b)	Accrued Rights
(c)	Replacement
SECTION 8.04	Survival

ARTICLE 9	ASSIGNMENT AND DELEGATION

SECTION 9.01	Assignment and Delegation

ARTICLE 10	MISCELLANEOUS

SECTION 10.01	Notices
SECTION 10.02	Governing Law
SECTION 10.03	Jurisdiction
SECTION 10.04	Waiver of Jury Trial
SECTION 10.05	Counterparts; Third Party Beneficiaries
SECTION 10.06	Entire Agreement
SECTION 10.07	Power of Attorney
SECTION 10.08	Table of Contents; Headings
SECTION 10.09	Restrictions on Disclosure
SECTION 10.10	No Partnership
SECTION 10.11	Concerning the Indenture Trustee
SECTION 10.12	Amendments

APPENDIX A - Subsidiaries

SCHEDULE A - Definitions

SCHEDULE I - Accounts

iii

ADMINISTRATIVE AGENCY AGREEMENT (as amended, modified or supplemented from time to time in accordance  with the terms hereof, the “Agreement”) dated as of August 9, 2005, among Willis Engine Securitization Trust (“WEST”), a Delaware statutory trust, Willis Lease Finance Corporation, a Delaware corporation, (together with its successors and permitted assigns, the “Administrative Agent” or “Willis”), Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture (the “Indenture Trustee”), and the subsidiaries and owner trusts in which WEST retains an interest, each of which is listed on Appendix A hereto (collectively, the “Subsidiaries”).

For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Administrative Agent, the Indenture Trustee, WEST and the Subsidiaries agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01       Definitions.  Capitalized terms used herein have the meanings assigned thereto in Schedule A hereto.  Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

ARTICLE 2

APPOINTMENT; ADMINISTRATIVE SERVICES

SECTION 2.01       Appointment.  (a)  WEST and each Subsidiary hereby appoints the Administrative Agent as the provider of the general services set forth in Section 2.03, the accounting services set forth in Section 2.05 and the additional administrative services set forth in Section 2.06 (together with the Bank Account Management Services referred to in subsection (b) below, the “Administrative Services”) to WEST and each Subsidiary on the terms and subject to the conditions set forth in this Agreement.

(b)           WEST hereby directs the Indenture Trustee to appoint, and the Indenture Trustee, on behalf of the Secured Parties, hereby appoints, the Administrative Agent as the provider of the bank account management and calculation services set forth in Section 2.04 and in the Indenture (the “Bank Account Management Services”) and delegates to the Administrative Agent its authority to administer the Accounts and to otherwise perform the Bank Account Management Services on behalf of WEST and each Subsidiary on the terms and subject to the conditions set forth in this Agreement.

(c)           The Administrative Agent hereby accepts such appointments and agrees to perform the Administrative Services on the terms and subject to the conditions set forth in this Agreement.

(d)           The Administrative Services do not include any service or matter which is the responsibility of the Servicer under the Servicing Agreement, the Back-Up Servicer under the Back-Up Servicing Agreement, the Back-Up Administrative Agent under the Back-Up Administrative Agency Agreement, or the company secretaries of WEST or any Subsidiary.

SECTION 2.02       Limitations.  (a)  The Administrative Agent agrees (with respect to the Administrative Services agreed by it to be carried out hereunder) to perform the Administrative Services in a manner that does not violate the terms of the articles of incorporation, by-laws, trust agreements or similar constitutional documents of WEST and each Subsidiary and all agreements to which WEST or any Subsidiary is a party (including all Related Documents), provided that copies of such documents and agreements have been delivered or are otherwise available to the Administrative Agent and, without prejudice to the foregoing, not to enter into, on behalf of WEST or any Subsidiary, any commitments, loans or obligations or charge, mortgage, pledge, encumber or otherwise restrict or dispose of the property or assets or expend any funds of WEST or any Subsidiary save (i) as expressly permitted by the terms of this Agreement or (ii) upon the express direction of the Controlling Trustees, subject to the limitations in Section 2.02(b) hereof.

(b)           In connection with the performance of the Administrative Services and its other obligations hereunder, the Administrative Agent shall (i) have no responsibility for the failure of any other Person (other than any Person acting as a delegate of the Administrative Agent under this Agreement pursuant to Section 9.01 hereof) providing services directly to WEST and the Subsidiaries to perform its obligations to WEST and the Subsidiaries, (ii) in all cases be entitled to rely upon the instructions of WEST and the Subsidiaries with respect to any Administrative Services other than the Bank Account Management Services or upon the instructions of the Indenture Trustee on behalf of WEST and the Subsidiaries with respect to any Bank Account Management Services, and upon notices, reports or other communications made by any Person providing services to WEST and the Subsidiaries (other than any Affiliate of the Administrative Agent) and shall not be responsible for the accuracy or completeness of any such notices, reports or other communications except to the extent that the Administrative Agent has actual notice of any matter to the contrary and (iii) not be obligated to act in any manner which is reasonably likely to (A) violate any Applicable Law, (B) lead to an investigation by any Governmental Authority or (C) expose the Administrative Agent to any liabilities for which, in the Administrative Agent’s good faith opinion, adequate bond or indemnity has not been provided.

(c)           Subject to the limitations set forth in Section 2.02(a), in connection with the performance of the Administrative Services, the Administrative Agent is expressly authorized by WEST and each Subsidiary, (i) to engage in and conclude commercial negotiations with the Persons providing services to WEST and the Subsidiaries, including, without limitation, where the context admits, the Servicer (unless the Servicer is Willis), the Back-Up Servicer, the Back-Up Administrative Agent and other Persons performing similar services or advising WEST and the Subsidiaries (the “Service Providers”) and with their Representatives, and (ii) after such consultation, if any, as the Administrative Agent deems necessary under the circumstances, to act on behalf of WEST or such Subsidiary with regard to any and all matters requiring any action on the part of the Administrative Agent under the Servicing Agreement or Back-Up Servicing Agreement, as the case may be.  WEST and each Subsidiary agrees that it will give the Administrative Agent, the Servicer, the Back-Up Servicer and the Indenture Trustee 60 days’ prior written notice of any limitation or modification of the authority set forth in this Section 2.02(c).

(d)           The Administrative Agent may rely on the advice of any law firm, accounting firm, risk management adviser, tax adviser, insurance adviser, technical adviser, aircraft engine appraiser or other professional adviser appointed by WEST and any Person appointed in good faith by the Administrative Agent and shall not be liable for any claim by WEST or any Subsidiary to the extent that it was acting in good faith upon the advice of any such Persons.

(e)           Notwithstanding the appointment of, and the delegation of authority and responsibility to, the Administrative Agent hereunder, WEST and each Subsidiary shall continue to have and exercise through its respective Controlling Trustees real and effective control and management of all matters related to its ongoing business operations, assets and liabilities, subject to matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement, and WEST and each Subsidiary shall at all times conduct its separate ongoing business in such a manner as the same shall at all times be readily identifiable from the separate business of the Administrative Agent, and neither WEST nor any Subsidiary is merely lending its name to decisions taken by others.

SECTION 2.03       General Services.  The  Administrative Agent hereby agrees to perform and provide the following general services for WEST and each Subsidiary and their respective governing body:

(a)   General Services.  The Administrative Agent shall provide the following general services:

(i)            Board papers; except in such instances in which such preparation and distribution is required to be done by another party by Applicable Law, preparation and distribution, at such time as shall be agreed with the Administrative Agent, of draft trustees or board meeting agendas and any other papers required in connection with such meetings;

(ii)           Books, records and filings; maintaining, or monitoring the maintenance of, the books, records, registers and associated filings of WEST and each Subsidiary, other than those required to be maintained by the Delaware Trustee;

(iii)          General administrative assistance; providing any administrative assistance reasonably necessary to assist WEST or any Subsidiary in carrying out its obligations, including providing timely notice of decisions to be made, or actions to be taken, under any of the Related Documents; provided, that if the obligations of WEST or any Subsidiary under any of the Related Documents are only required upon receipt of notice to the Administrative Agent, then the Administrative Agent shall provide such administrative assistance only to the extent it has received such notice or is otherwise aware of such obligations;

(iv)          Lease, sale and capital investment decisions; assisting WEST and the Subsidiaries in making its aircraft engine lease, sale and capital investment decisions including to the extent (A) such assistance is not contemplated to be provided by the Servicer or Back-Up Servicer, as the case may be, pursuant to the Servicing Agreement or Back-Up Servicing Agreement, as the case may be, and (B) such decisions are not required by any Related Document or Applicable Law to be made by the Controlling Trustees;

(v)           Professional advisors; procuring, when the Administrative Agent considers in good faith that it is appropriate or necessary to do so, and coordinating the advice of, legal counsel, accounting, tax and other professional advisers at the expense of WEST or the relevant Subsidiary, to assist WEST or such Subsidiary in carrying out its obligations, and supervising, in accordance with instructions from WEST or such Subsidiary, such legal counsel and other advisers;

(vi)          Appraisal services; as frequently as is necessary for WEST and each Subsidiary to comply with its obligations under the Related Documents, arranging for the Appraisals to be made and providing the Appraisals to the relevant Service Providers;

(vii)         Servicer and Back-Up Servicer; providing assistance to the Servicer or Back-Up Servicer, as the case may be, with respect to matters for which such assistance is contemplated by the Servicing Agreement or Back-Up Servicing Agreement, as the case may be, or is reasonably necessary in order for the Servicer or Back-Up Servicer, as the case may be, to perform its duties in accordance with the Servicing Agreement or Back-Up Servicing Agreement, as the case may be; and

(viii)        Supervisory services; supervising outside counsel and other professional advisers and coordinating legal and other professional advice received by WEST and the Subsidiaries other than with respect to any service or matter which is the responsibility of the Servicer or Back-Up Servicer, as the case may be, under the Servicing Agreement or Back-Up Servicing Agreement, as the case may be.

(b)     Monitoring Services. The Administrative Agent shall monitor the performance of the other Service Providers and report on such performance to the Controlling Trustees on a quarterly basis, including:

(i)            to the extent not provided for in the relevant agreement, assisting in establishing standards for performance evaluation and compliance with the terms of such agreement;

(ii)           assisting in evaluating the performance and compliance of each Service Provider against its obligations under the relevant agreement or such standards as are established pursuant to subsection 2.03(b)(i) above; and

(iii)          implementing any other request by WEST and the Subsidiaries to evaluate the performance of the Service Providers under the relevant agreements with WEST and the Subsidiaries, which shall be at the expense of WEST and the Subsidiaries, to the extent services are required that are materially greater in scope than those being provided pursuant to the express terms of this Agreement.

(c)   Rating Agency Services.  To the extent that (x) the following services are not provided by the other Service Providers, and (y) the relevant information is provided to the Administrative Agent by WEST and the Subsidiaries or the Service Providers or is otherwise available to the Administrative Agent, acting as liaison with the Rating Agencies with respect to the rating impact of any decisions on behalf of WEST and the Subsidiaries, the Administrative Agent shall perform the following supplemental services:

(i)            Portfolio information; advising the Rating Agencies from time to time of any material changes in the Portfolio, coordinating with WEST and the Subsidiaries and the Service Providers and providing the Rating Agencies with such statistical and other information as they may from time to time request (such information to be provided at the expense of WEST and the Subsidiaries to the extent that providing such information requires services that are materially greater in scope than those being provided pursuant to the express terms of this Agreement); and

(ii)           Notes information; providing the Rating Agencies with the Outstanding Principal Balance of each Series of Notes and loan-to-value ratios.

(d)   Documentation and Letters of Credit.  To the extent that the following services are not provided by the Servicer or Back-Up Servicer, as the case may be, providing assistance to WEST and the Subsidiaries in procuring Lessee consents, novations and other documentation and in taking all other actions necessary in connection with the reissue or amendment of letters of credit.

(e)   Closing Services.  To the extent that the following services are not provided by the Servicer or Back-Up Servicer, as the case may be, providing assistance to WEST and the Subsidiaries in (1) the re-lease and/or sale of the Engines, (2) the acquisition of Additional Engines and (3) financing transactions relating to WEST and the Subsidiaries after the Initial Closing Date, including:

(i)            Coordination; coordinating with the Service Providers, legal and other professional advisers to monitor the protection of the interests and rights of WEST and the Subsidiaries, coordinating the execution of documentation required at closings, and assisting in the management of the closing process so that closings will occur on a timely basis;

(ii)           Closing support; providing qualified personnel to attend and provide administrative support (including the preparation of any certificates required pursuant to the Servicing Agreement or Back-Up Servicing Agreement, as the case may be) at the closings in connection with sales or re-leases of the Engines and the acquisition of any Additional Engines, if required (it being understood that the Administrative Agent will not be obligated to provide legal counsel or legal or technical services to WEST and the Subsidiaries);

(iii)          Documentation support; providing all necessary administrative support to complete any documentation and other related matters; and

(iv)          Appointments; appointing counsel and other appropriate professional advisers to represent WEST and the Subsidiaries in connection with any such closings.

(f)    Filings and Reports.  Based on information produced or provided to it, the Administrative Agent shall cause all reports to be prepared, filed and/or distributed by WEST or any Subsidiary or its governing bodies, with the assistance of outside counsel and auditors, if appropriate, including:

(i)            Investor reports; reports required or recommended to be distributed to investors (including reports substantially in the form of Exhibit N to the Indenture, which shall be provided to the Indenture Trustee by the fifth Business Day before any Payment Date or any other date for distribution of any payments with respect to any Series of Notes then Outstanding), and in connection therewith, managing investor relations on behalf of WEST and the Subsidiaries with the assistance of outside counsel and auditors, if appropriate, and preparing or arranging for the preparation and distribution of such reports at the expense of WEST and the Subsidiaries; and

(ii)           Governmental reports; reports required to be filed with any Governmental Authorities, and in connection therewith, preparing on behalf of WEST or any Subsidiary or arranging for the preparation of and arranging for the filing of any reports required to be filed with any other entity in order for WEST or such Subsidiary not to be in violation of Applicable Law or any applicable covenants.

(g)   Amendments.  The Administrative Agent shall provide the following services with respect to amendments of the Related Documents and the Leases:

(i)            Related Documents; reporting on the substance of any proposed amendments to any Related Documents;

(ii)           Execution and delivery of amendments; to the extent requested by WEST and the Subsidiaries or by the parties to Related Documents and subject to approval by the appropriate Controlling Trustees, coordinating with the legal counsel of WEST and the Subsidiaries, the other parties thereto and their counsel the preparation and execution of any amendments to the Related Documents (other than amendments relating to the Engines or the Leases), and providing assistance in the implementation of such amendments; and

(iii)          Lease amendments; to the extent reasonably requested by the Servicer or Back-Up Servicer, as the case may be, coordinating and providing assistance on behalf of WEST and the Subsidiaries with such party and seeking to obtain appropriate approvals to take any action which may be required to amend the terms of the Leases.

(h)   Lease Defaults.  To the extent reasonably requested by the Servicer or Back-Up Servicer, as the case may be, the Administrative Agent shall coordinate and provide assistance on behalf of WEST and the Subsidiaries with such party and outside counsel in a Lessee default or repossession situation.

(i)    Payment of Bills.  The Administrative Agent shall authorize payment of bills and expenses (i) payable to legal and professional advisers authorized to be engaged or consulted pursuant to this Agreement or (ii) approved by the Controlling Trustees.

(j)    Servicing Agreement; Back-Up Servicing Agreement.  The Administrative Agent shall provide assistance to WEST with respect to matters for which action by WEST is required under the Servicing Agreement or Back-Up Servicing Agreement, as the case may be, or the Indenture, including such assistance that may be necessary for WEST to:

(i)            comply with Sections 6.07, 7.05(a) and 7.06 of the Servicing Agreement or Back-Up Servicing Agreement, as the case may be;

(ii)           provide such instructions to the Servicer or Back-Up Servicer, as the case may be, as such party may require in interpreting the Indenture and the Concentration Limits;

(iii)          direct the Servicer or Back-Up Servicer, as the case may be, to amend the minimum hull and liability insurance coverage amounts set forth in Schedule 1.03(a) to Schedule 2.02(a) to the Servicing Agreement or Back-Up Servicing Agreement, as the case may be (“Schedule 2.02(a)”);

(iv)          direct the Servicer or Back-Up Servicer, as the case may be, as to whether settlement offers received by such party with respect to claims for damage or loss in excess of $500,000 with respect to an Engine Asset are acceptable;

(v)           request periodic reports from the Servicer or Back-Up Servicer, as the case may be, regarding insurance matters;

(vi)          provide the Servicer or Back-Up Servicer, as the case may be, with such information as such party may reasonably request in connection with the Concentration Limits and certify to such party that proposed Engine-related transactions will not result in the violation of such Concentration Limits;

(vii)         advise the Servicer or Back-Up Servicer, as the case may be, as required by Schedule 2.02(a);

(viii)        direct the Servicer or Back-Up Servicer, as the case may be, to arrange for the sale of an Engine Asset and certify to such party that such sale complies with the terms of the Indenture;

(ix)           make any discretionary decisions, judgments or assumptions necessary in connection with the preparation of any projections, and provide the Servicer or Back-Up Servicer, as the case may be, with any written policies and guidelines that such party shall require in connection with such preparation; and

(x)            request information and assistance from the Servicer or Back-Up Servicer, as the case may be, in regard to appraisals of Engine Assets in accordance with Section 5.01 of Schedule 2.02(a).

(k)   Events of Default.  The Administrative Agent shall inform the Controlling Trustees as soon as is reasonably practicable if the Administrative Agent believes that (i) net revenues generated by the Leases will be insufficient to satisfy the payment obligations of WEST and the Subsidiaries and (ii) an Event of Default will result from such insufficiency, and advise the Controlling Trustees as to any appropriate action to be taken (subject to the provisions of the Related Documents) with respect to such insufficiency and cause the actions directed by the Controlling Trustees to be implemented so as to avoid an Event of Default, if it is possible to do so.

(l)    Restricted Cash Amounts.  The Administrative Agent shall advise the Controlling Trustees, the Indenture Trustee and the Independent Controlling Trustee as to the appropriate levels of the Senior Restricted Cash Amount and the Junior Restricted Cash Amount;

(m)  Letters of Credit.  The Administrative Agent shall determine whether it is necessary at any time that WEST make a drawing under any back-up letter of credit of which WEST is the beneficiary in accordance with the terms of the applicable letter of credit agreement and the terms of the Related Documents and, if so, administer such drawing on WEST’s behalf.

SECTION 2.04       Bank Account Management and Calculation Services.  The  Administrative Agent hereby agrees to perform and provide the following bank account management and calculation services:

(a)           (i)            Operating Banks.  The Operating Bank shall be the Indenture Trustee, initially (as of the Initial Closing Date) Deutsche Bank Trust Company Americas, and such other Eligible Institutions as WEST shall designate in accordance with the requirements of the Indenture.

(ii)     Maintenance of Accounts.  The Administrative Agent shall maintain each of the Accounts set forth on Schedule I hereto, in each case in the manner described herein and in Section 3.01 of the Indenture.  The Administrative Agent shall take all actions necessary to establish, and shall establish, additional or replacement Accounts from time to time as required by and in accordance with the terms of Section 3.01 of the Indenture.  In addition, the Administrative Agent shall take all actions necessary to cause the Indenture Trustee to be granted, to the extent possible, a security interest pursuant to Section 2.01 of the Security Trust Agreement in the interest of WEST and each Subsidiary in the cash balances from time to time deposited in the Accounts.

(iii)    Successor Operating Bank.  If any Operating Bank should change as a result of (A) the resignation of the Indenture Trustee or replacement of the Indenture Trustee by an Eligible Institution pursuant to the terms of the Indenture, (B) the repayment in full of the Series A Notes or (C) such Operating Bank’s failure to meet the criteria necessary to qualify as an Eligible Institution, the Administrative Agent, acting on behalf of the Indenture Trustee, shall thereupon promptly establish replacement Accounts as necessary at a successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank to such successor Operating Bank.

(b)   Description of Accounts.  (i)  Accounts.  The Administrative Agent shall maintain at an Operating Bank in the name of WEST or the applicable Subsidiary and pledged to the Indenture Trustee pursuant to the Security Trust Agreement the following Accounts:

(A)      the Collections Account in accordance with Section 3.02 of the Indenture.

(B)       the Engine Reserve Account in accordance with Section 3.06 of the Indenture.

(C)       the Security Deposit Account in accordance with Section 3.07 of the Indenture.

(D)      the Senior Restricted Cash Account in accordance with Section 3.04 of the Indenture.

(E)       the Junior Restricted Cash Account in accordance with Section 3.05 of the Indenture.

(F)       the Expense Account in accordance with Section 3.08 of the Indenture.

(G)       the Engine Acquisition Account in accordance with Section 3.03 of the Indenture.

(H)      the Redemption/Defeasance Account in accordance with Section 3.10 of the Indenture.

(I)        the Engine Replacement Account in accordance with Section 3.11 of the Indenture.

(J)        the Series Accounts in accordance with Section 3.09 of the Indenture.

(ii)           Bank Account Statements.  The Administrative Agent shall take all necessary steps to ensure that the Indenture Trustee, as an Operating Bank, and each Operating Bank at which an Account is located shall furnish as of the close of business on each Determination Date a statement providing the then current Balance of each applicable Account to the Indenture Trustee, WEST, the Servicer or the Back-Up Servicer.

(iii)          Maintaining the Accounts.  So long as any Secured Obligations (as defined in the Security Trust Agreement) remain Outstanding:

(A)          The Administrative Agent shall maintain, or cause to be maintained, each  Account in the name of the related Grantor (as defined in the Security Trust Agreement) only with a bank (an “Account Bank”) that has entered into a letter agreement in substantially the form of Exhibit C to the Security Trust Agreement

(or made such other arrangements as are acceptable to the Administrative Agent and the Indenture Trustee) with such Grantor and the Indenture Trustee (an “Account Letter”).

(B)           The Administrative Agent shall promptly instruct each Person obligated at any time to make any payment to any Grantor for any reason (an “Obligor”) to make such payment to an Account meeting the requirements of clause 2.04(b)(iii)(A) above.

(C)           Upon the termination of any Account Letter or other arrangement with respect to the maintenance of an Account by any Grantor or any Account Bank, the Administrative Agent shall immediately notify all Obligors (as defined in the Security Trust Agreement) that were making payments to such Account to make all future payments to another Account meeting the requirements of clause (A) above.

(c)   Calculations.  Pursuant to Section 3.12 of the Indenture, the Administrative Agent shall, at the times and in the manner set forth therein, determine or calculate each of the amounts required to be determined or calculated by it pursuant to Sections 3.12(a) through (e) of the Indenture and determine any Stated Interest Shortfall, Base Interest Shortfall, Net Stated Interest Shortfall, Net Base Interest Shortfall, Series A Scheduled Payment Shortfall, Series B Scheduled Payment Shortfall or Final Principal Payment Shortfall pursuant to Section 3.12(d) of the Indenture.

(d)   Withdrawals and Transfers.  The Administrative Agent shall direct the Operating Bank in writing to make the following withdrawals and transfers in accordance with the terms of the Indenture:

(i)      Closing Date Deposits, Withdrawals and Transfers.  On the Initial Closing Date and each other Closing Date, as applicable, the Administrative Agent shall make each of the transfers described in Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 of the Indenture in accordance with such respective Section.

(ii)     Interim Deposits and Withdrawals.  From time to time, the Administrative Agent shall make the withdrawals, deposits and transfers provided for in Sections 3.02, 3.06, 3.07 and 3.08 of the Indenture in accordance with such respective Section.

(iii)    Payment Date Withdrawals and Transfers.  On each Payment Date, each Delivery Date and each Funding Date, as applicable, the Administrative Agent shall instruct the Indenture Trustee to make the withdrawals and transfers provided for in Sections 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.11 and 3.13(a) of the Indenture in accordance with such respective Section.

(iv)    Event of Default (Prior to a Collateral Liquidation Notice) Withdrawals and Transfers.  Notwithstanding anything to the contrary contained in Section 2.04(d)  hereof, if an Early Amortization Event or an Event of Default (or a combination of both) has occurred and is then continuing, the Administrative Agent shall distribute funds on deposit in the Collections Account in the amounts and in the order of priority provided for in Section 3.13(b) of the Indenture.

(v)            Event of Default (After a Collateral Liquidation Notice) Withdrawals and Transfers.   Notwithstanding anything to the contrary contained in Section 2.04(d) hereof, following the delivery of a Collateral Liquidation Notice to the Indenture Trustee, the Administrative Agent shall distribute funds on deposit in the Collections Account in the order of priority provided for in Section 3.13(c) of the Indenture.

(vi)           Defeasance/Redemption Transfers.  The Administrative Agent shall transfer from time to time amounts on deposit in the Redemption Account to the applicable Series Account in connection with either the redemption of any Series of Notes in accordance with Sections 3.10(c) and 3.16 of the Indenture or the exercise of the defeasance provisions set forth in Article XII of the Indenture.

(vii)          Currency Conversions.  If and to the extent that WEST incurs any payment obligation or other cost in a currency other than U.S. dollars, the Administrative Agent shall, to the extent practicable, convert U.S. dollars into such other currency at the then prevailing market rate as necessary to discharge such payment obligations or costs, at the expense of WEST in accordance with Section 13.06 of the Indenture.

(e)   Ratings and the Accounts.  Each Account shall at all times be maintained at an Operating Bank or another Eligible Institution selected by the Administrative Agent in accordance with the Security Trust Agreement and the Indenture.

(f)    Records.  The Administrative Agent shall provide such information relating to the Accounts to the Indenture Trustee or the Rating Agencies as any of them may reasonably request from time to time.

(g)   Reports.  The Administrative Agent shall provide the reports and other information required to be provided by it pursuant to Section 2.13 of the Indenture, together with copies of such additional reports or other information as the Indenture Trustee may reasonably request, all in accordance with the terms of the Indenture.

(h)   Investment Directions  Upon written instructions from WEST, the Administrative Agent shall provide the directions to the Indenture Trustee to invest the funds on deposit in the Accounts in Permitted Investments as contemplated by Section 3.01(d) of the Indenture.

SECTION 2.05       Accounting Services.  The Administrative Agent hereby agrees to perform and provide the following accounting services:

(a)   Budgeting Process.  The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers and WEST and the Subsidiaries:

(i)            in respect of the Initial Period and in respect of each One Year Period after the Initial Period during the term of the Servicing Agreement or Back-Up Servicing Agreement, as the case may be, and on behalf of WEST and the Subsidiaries, prepare and deliver to the Servicer or the Back-Up Servicer, as the case may be, no later than the November 30 immediately preceding the commencement of each Year, proposed Operating Budgets and Asset Expenses Budgets for each such period together with reasonably detailed supporting information and the assumptions underlying such proposed Operating Budgets or Asset Expenses Budgets, such proposed Operating Budgets and Asset Expenses Budgets to be based, in part, on the information provided by the Servicer or Back-Up Servicer, as the case may be, pursuant to Section 7.05(c) of the Servicing Agreement or Back-Up Servicing Agreement, as the case may be, and present them to WEST and the Subsidiaries for approval;

(ii)           on behalf of WEST and the Subsidiaries, review, discuss and negotiate with the Servicer or Back-Up Servicer, as the case may be, such proposed Operating Budgets and Asset Expenses Budgets, and make such adjustments proposed by such party as the Administrative Agent shall deem appropriate; and

(iii)          submit to the Servicer or Back-Up Servicer, as the case may be, no later than the December 20 immediately preceding the commencement of such Year the Budgets together with reasonably detailed information regarding WEST’s underlying assumptions.

(b)   Management Accounts and Financial Statements.  The Administrative Agent shall, in accordance with the procedures, policies and guidelines described below and on the basis of information generated by the Administrative Agent and information provided by the Service Providers, WEST and the Subsidiaries:

(i)            establish an accounting system and maintain the accounting ledgers of and for WEST and each Subsidiary in accordance with U.S. GAAP, unless otherwise required by Applicable Law and specified by the Controlling Trustees (collectively, the “Ledgers”);

(ii)           prepare and deliver (within 40 days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within 75 days after the end of such Year), with respect to WEST and the Subsidiaries, on a consolidated basis, a draft balance sheet and draft statement of changes in shareholders’ equity or residual trust interest as of the end of each Quarter and Year, as applicable, and draft statements of income and cash flows for each such Quarter and Year, as applicable (the “Consolidated Quarterly Draft Accounts”);

(iii)          to the extent required by Applicable Law, prepare and deliver (within 60 days after the end of the relevant Quarter or, if the end of such Quarter coincides with the end of a Year, within 120 days after the end of such Year), with respect to WEST and the Subsidiaries on a combined basis and such of WEST and the Subsidiaries as are specified by the Controlling Trustees in a written schedule provided to the Administrative Agent (which schedule may be updated by the Controlling Trustees to the Administrative Agent delivered at least 30 days prior to the commencement of the relevant Quarter), on a consolidating company-by-company basis, a draft balance sheet and statement of changes in shareholders’ equity or residual trust interest as of the end of each Quarter and Year, as applicable, with respect to WEST or such Subsidiary and draft statements of income and cash flows for such Quarter and Year, as applicable (the “Consolidating Quarterly Draft Accounts” and, together with the Consolidated Quarterly Draft Accounts, the “Draft Accounts”);

(iv)          arrange and manage the quarterly review of the Draft Accounts by the auditors of WEST and the Subsidiaries;

(v)           arrange for, coordinate with and assist the auditors of WEST and the Subsidiaries in preparing annual audits;

(vi)          prepare or arrange for the preparation of and arrange for the filing of the tax returns of WEST and the Subsidiaries in conjunction with tax advisers of WEST and the Subsidiaries after submission to the Controlling Trustees to the extent required by the Controlling Trustees or Applicable Law;

(vii)         liaise with the Servicer or Back-Up Servicer, as the case may be, for the purpose of preparing the monthly reports in accordance with Sections 8.01 and 8.02 of Schedule 2.02(a) of the Servicing Agreement or Back-Up Servicing Agreement, as the case may be; and

(viii)        compare the expected cash flows of WEST and the Subsidiaries and the Budgets to actual results;

provided, however, that WEST and the Subsidiaries shall retain responsibility for the Ledgers and Draft Accounts, including all discretionary decisions and judgments relating to the preparation and maintenance thereof, and WEST and the Subsidiaries shall retain responsibility for its financial statements.

(c)   Accounting Standards.  The Administrative Agent shall prepare the Draft Accounts in accordance with U.S. GAAP unless otherwise required by Applicable Law and specified by the Controlling Trustees.  In connection with the preparation of the Consolidated Quarterly Draft Accounts, the Controlling Trustees will provide to the Administrative Agent, at such times as the Administrative Agent may require, a review report (as defined by the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants) of the independent public accountants of WEST and the Subsidiaries with respect to the financial statements of WEST and the Subsidiaries for, or as of the end of, such Quarter, including in such report such accountants’ statement that, based on its review of such financial statements, it is not aware of any material modifications that should be made to such financial statements in order for them to be in conformity with U.S. GAAP or other applicable accounting principles; provided, however, that, with respect to such financial statements for, or as of the end of, any Quarter (other than the last Quarter of any Year), in the event that WEST and the Subsidiaries do not include (or cause to be included) any material disclosure required by U.S. GAAP or other applicable accounting principles to be included within footnotes to such financial statements, such review report may be qualified solely by stating that the only modification that should be made to such financial statements in order for them to be in conformity with U.S. GAAP or other applicable accounting principles is the inclusion of such disclosure; provided further, however, that such qualification may not relate to any footnote to such financial statements.

(d)   Guidelines for Draft Accounts.  The Administrative Agent shall be entitled to request instructions from the Controlling Trustees as to general guidelines or principles to be followed in preparing Draft Accounts and as to amending or supplementing any such guidelines or principles.

SECTION 2.06       Additional Administrative Services.  The Administrative Agent will provide additional Administrative Services, including (a) providing assistance in the issuance of any Additional Notes and (b) undertaking efforts to avoid any adverse change in the tax status of WEST or any Subsidiary.  In addition, upon a request by WEST or any Subsidiary, the Administrative Agent will take such other actions as may be appropriate to facilitate the business operations of WEST or such Subsidiary and assist the Controlling Trustees in carrying out their obligations; provided, however, that the Administrative Agent will not be obligated or permitted to take any action that might reasonably be expected to result in the business of WEST or such Subsidiary ceasing to be separate and readily identifiable from, and independent of, the Administrative Agent and any of its Affiliates.

SECTION 2.07       Additional Engine.  In the event that WEST and the Subsidiaries shall acquire any Additional Engines and notwithstanding that WEST and the Subsidiaries may retain different Service Providers for such Additional Engines, the Administrative Agent hereby agrees to provide the Administrative Services specified herein with respect to all such Additional Engines.

SECTION 2.08       New Subsidiaries.  The Administrative Agent shall be responsible for coordinating with outside legal counsel, auditors, tax advisers and other professional advisers with respect to all corporate and administrative matters relating to the formation, operation, corporate affairs and related matters with respect to all Subsidiaries which are or may become members of WEST and the Subsidiaries, including identifying such outside advisers, a potential company secretary and candidates for trustee to the extent necessary, and shall be permitted to incur expenses in respect of such Subsidiaries without the consent of WEST and the Subsidiaries up to such aggregate amount as shall be authorized from time to time by the Controlling Trustees.  To the extent that the Administrative Agent shall deem it necessary or desirable in order for WEST and the Subsidiaries to carry on its business, the Administrative Agent shall have the authority to assist in the formation of new Subsidiaries of WEST and to appoint any director to any such Subsidiary without the consent of WEST and the Subsidiaries; provided that such directors shall be the Controlling Trustees and Independent Trustees of WEST then in office unless otherwise required by applicable local law mandating a particular citizenship for directors.  The Administrative Agent and its personnel may act as company secretary for any Subsidiary.

SECTION 2.09       Responsibility of WEST and the Subsidiaries.  (a)  The obligations of the Administrative Agent hereunder are limited to those matters that are expressly the responsibility of the Administrative Agent in accordance with the terms of this Agreement.  Notwithstanding the appointment of the Administrative Agent to perform the Administrative Services, WEST and each Subsidiary shall remain responsible for all matters and decisions related to its business, operations, assets and liabilities.

(b)           Without derogating from the authority and responsibility of the Administrative Agent with respect to the performance of certain of the Administrative Services as set forth in this Agreement, it is hereby expressly agreed and acknowledged that the Administrative Agent is not authorized or empowered to make or enter into any agreement, contract or other legally binding arrangement, in respect of or relating to the business or affairs of WEST or any Subsidiary, or pledge the credit of, incur any indebtedness on behalf of or expend any funds of WEST or any Subsidiary other than as expressly permitted in accordance with the terms of this Agreement, all such authority and power being reserved to WEST or the appropriate Subsidiary or the Indenture Trustee, as the case may be.

ARTICLE 3

STANDARD OF PERFORMANCE; LIABILITY AND INDEMNITY

SECTION 3.01       Standard of Performance.  The Administrative Agent will devote the same amount of time, attention and resources to and will be required to exercise the same level of skill, care and diligence in the performance of its services as it would if it were administering such services on its own behalf (the “Standard of Performance”).

SECTION 3.02       Conflicts of Interest.  (a)  WEST and each Subsidiary acknowledge and agree that (i) in addition to the Administrative Services under this Agreement, the Administrative Agent may provide, and shall be entitled to provide, from time to time, the administrative services for itself or its Affiliates (other than WEST and each Subsidiary) (“Other Administrative Services”); (ii) in addition to the Administrative Services and Other Administrative Services, the Administrative Agent shall, and shall be entitled to, carry on its commercial businesses, including the financing, purchase or other acquisition, leasing and sale of aircraft engines; (iii) notwithstanding Section 3.02(b) below, in the course of conducting such activities, the Administrative Agent may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides the administrative or management services; and (iv) the Controlling Trustees of WEST have approved the transactions contemplated by this Agreement and desire that such transactions be consummated and, in giving such approval, the Controlling Trustees of WEST have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Administrative Agent shall perform the Administrative Services in accordance with the Standard of Performance and the Administrative Agent Conflicts Standard set forth in Section 3.02(b).

(b)           If conflicts of interest arise regarding any Administrative Service, on the one hand, and any Other Administrative Service, on the other hand, the Administrative Agent shall promptly notify WEST.   The Administrative Agent shall perform the Administrative Services in good faith and the Administrative Agent shall not discriminate between such Administrative Service and such Other Administrative Service on an unreasonable basis (the standard set forth in this Section 3.02(b) shall be referred to collectively as the “Administrative Agent Conflicts Standard”).

SECTION 3.03       Liability and Indemnity.  (a)  The Administrative Agent shall not be liable for any Losses or Taxes to or of, or payable by, WEST or any Subsidiary at any time from any cause whatsoever or any Losses or Taxes directly or indirectly arising out of or in connection with or related to the performance by the Administrative Agent of this Agreement unless such Losses or Taxes are the result of the Administrative Agent’s own willful misconduct, gross negligence, deceit or fraud or that of any of its directors, officers, agents or employees, as the case may be.

(b)           Notwithstanding anything to the contrary set forth in any other agreement to which WEST or any Subsidiary is a party, WEST and the Subsidiaries do hereby assume liability for and do hereby agree to indemnify, reimburse and hold harmless on an After-Tax Basis the Administrative Agent, its directors, officers, employees and agents and each of them from any and all Losses, to the extent that the Losses exceed recoveries under insurance policies maintained by WEST or the Servicer, or Taxes that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to the Administrative Agent’s performance under this Agreement (including any Losses or Taxes incurred by the Administrative Agent as a result of indemnifying any Person to whom it shall have delegated its obligations hereunder in accordance with Section 9.01, but only to the extent the Administrative Agent would have been indemnified had it performed such obligations), except as a result of the willful misconduct, deceit, gross negligence or fraud of the Administrative Agent or any of its directors, officers, employees or agents.  This indemnity shall not apply to:

(i)            Taxes imposed on net income by the revenue authorities of the United States or the State of California in respect of any payment by WEST or any Subsidiary to the Administrative Agent due to the performance of the Administrative Services; and

(ii)           Taxes imposed on net income of the Administrative Agent by any Government Authority other than the revenue authorities of the United States or the State of California to the extent such Taxes would not have been imposed in the absence of any connection of the Administrative Agent with such jurisdiction imposing such Taxes other than any connection that results from the performance by the Administrative Agent of its obligations under this Agreement.

This indemnity shall expressly inure to the benefit of any director, officer, agent or employee of the Administrative Agent now existing or in the future and to the benefit of any successor of the Administrative Agent and shall survive the expiration of this Agreement.

(c)           The Administrative Agent agrees to indemnify, reimburse and hold harmless on an After-Tax Basis WEST and each Subsidiary and its respective trustees, directors and agents for any Losses whatsoever which they or any of them may incur or be subject to in consequence of the performance of the Administrative Services or any breach of the terms of this Agreement by the Administrative Agent, but only to the extent such Losses arise due to the willful misconduct, gross negligence, deceit or fraud of the Administrative Agent or any of its directors, officers or employees, as the case may be; provided, however, that this indemnity shall not apply and the Administrative Agent shall have no liability in respect of Losses to the extent that they arise from (i) the willful misconduct, gross negligence, deceit or fraud of WEST or any Subsidiary or their respective directors, trustees or agents, (ii) any breach by the Administrative Agent of its obligations under this Agreement to the extent such breach is a result of a Service Provider’s failure to perform its obligations to WEST and the Subsidiaries or a failure by WEST and the Subsidiaries to comply with their obligations under this Agreement, (iii) any action that WEST and the Subsidiaries require the Administrative Agent to take pursuant to a direction but only to the extent that the Administrative Agent takes such action in accordance with such direction and in accordance with the provisions hereof or (iv) a refusal by WEST and the Subsidiaries to take action upon a recommendation made in good faith by the Administrative Agent in accordance with the terms hereof.

(d)           The Administrative Agent, WEST and the Subsidiaries and the Indenture Trustee acknowledge and agree that the terms of this Agreement contemplate that the Administrative Agent shall receive the Relevant Information in order for the Administrative Agent to make required credit and debit entries and to make the calculations and supply the information and reports required herein, and that the Administrative Agent will do the foregoing to the extent such information is so provided by such relevant parties and on the basis of such information, without undertaking any independent verification or recalculation of such information.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

SECTION 4.01       Representations and Warranties by Administrative Agent.  The Administrative Agent represents and warrants to WEST and the Subsidiaries as follows:

(a)           The Administrative Agent has all requisite power and authority to execute this Agreement and to perform its obligations under this Agreement.  All corporate acts and other proceedings required to be taken by the Administrative Agent to authorize the execution and delivery of this Agreement and the performance of its obligations contemplated under this Agreement have been duly and properly taken.

(b)           This Agreement has been duly executed and delivered by the Administrative Agent and is a legal, valid and binding obligation of the Administrative Agent enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors’ rights or by general principles of equity.

(c)           Neither the execution and delivery of this Agreement by the Administrative Agent nor the performance by the Administrative Agent of any of its obligations under this Agreement will (i) violate any provision of the constituent documents of the Administrative Agent, (ii) violate any order, writ, injunction, judgment or decree applicable to the Administrative Agent or any of its property or assets, (iii) violate in any material respect any Applicable Law, or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, warrant or other similar instrument or any material license, permit, agreement or other obligation to which the Administrative Agent is a party or by which the Administrative Agent or any of its properties or assets may be bound.

ARTICLE 5

ADMINISTRATIVE AGENT UNDERTAKINGS

SECTION 5.01       Administrative Agent Undertakings.  The Administrative Agent hereby covenants with WEST and the Subsidiaries that, during the term of this Agreement, it will conduct its business such that it is a separate and readily identifiable business from, and independent of, WEST and each Subsidiary and further covenants as follows (it being understood that these covenants shall not prevent the Administrative Agent or any of its Affiliates from publishing financial statements that are consolidated with those of WEST or any Subsidiary, if to do so is required by Applicable Law or GAAP, and that the Administrative Agent and any of its Affiliates and WEST or any Subsidiary may file a consolidated tax return for United States federal, state and local income tax purposes:

(a)           if the Administrative Agent receives any money whatsoever, which money belongs to WEST or any Subsidiary or the Indenture Trustee or is to be paid to WEST or any Subsidiary or the Indenture Trustee or into any account pursuant to any Related Document or otherwise, it will hold such money in trust for WEST or such Subsidiary or the Indenture Trustee, as the case may be, and shall keep such money separate from all other money belonging to the Administrative Agent and shall as promptly as practicable thereafter pay the same into the relevant account in accordance with the terms of the Indenture without exercising any right of setoff;

(b)           it will perform all of its obligations set forth in the Indenture and the other Related Documents and it will comply with any proper directions, orders and instructions which WEST or any Subsidiary or the Indenture Trustee may from time to time give to it in accordance with the provisions of this Agreement and the Indenture; provided that to the extent any conflicts arise between instructions received from WEST or a Subsidiary and the Indenture Trustee, the Administrative Agent shall comply with the instructions of WEST or such Subsidiary, unless such instructions relate to the Bank Account Management Services described in Section 2.04 and then in such case the Administrative Agent shall comply only with the instructions of the Indenture Trustee;

(c)           it will not knowingly fail to comply with any legal requirements in the performance of the Administrative Services;

(d)           it will make all payments required to be made by it at any time and from time to time pursuant to this Agreement on the required date for payment thereof and shall turn over any amounts owed to the Indenture Trustee, WEST or any Subsidiary or the Indenture Trustee without set-off or counterclaim;

(e)                                  it will not take any steps for the purpose of procuring the appointment of any administrative receiver or the making of an administrative order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition or any like proceedings under the laws of any jurisdiction in respect of WEST or any Subsidiary or in respect of any of their respective liabilities, including, without limitation, as a result of any claim or interest of the Administrative Agent or any of its Affiliates;

(f)                                    it will cooperate with WEST and each Subsidiary and its respective trustees, directors and agents and the Indenture Trustee, including by providing such information as may reasonably be requested, to permit WEST and the Subsidiaries or their authorized agents to monitor the Administrative Agent’s compliance with its obligations under this Agreement;

(g)                                 it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, WEST and each Subsidiary;

(h)                                 it will maintain its assets and liabilities separate and distinct from WEST and each Subsidiary;

(i)                                     it will maintain records, books, accounts and minutes separate from those of WEST and each Subsidiary;

(j)                                     it will pay its obligations in the ordinary course of its business as a legal entity separate from WEST and each Subsidiary;

(k)                                  it will keep its funds separate and distinct from the funds of WEST and each Subsidiary, and it will receive, deposit, withdraw and disburse such funds separately from the funds of WEST and each Subsidiary;

(l)                                     it will conduct its business in its own name, and not in the name of WEST or any Subsidiary;

(m)                               it will not pay or become liable for any debt of WEST or any Subsidiary, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(n)                                 it will not hold out that it is a division of WEST or any Subsidiary or that WEST or any Subsidiary is a division of it;

(o)                                 it will not induce any third party to rely on the creditworthiness of WEST or any Subsidiary in order that such third party will be induced to contract with it;

(p)                                 it will not enter into any agreements between it and WEST or any Subsidiary that are more favorable to either party than agreements that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any Related Documents in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions); and

(q)                                 it will (i) forward promptly to the Servicer or Back-Up Servicer, as the case may be, a copy of any material communication received from any Person in relation to any Lease or Engine; (ii) grant such access to the Servicer or Back-Up Servicer, as the case may be, to its books of account, documents and other records and to U.S. employees to the extent that the same relate to the obligations of the Administrative Agent hereunder; provided, however, that the Servicer or Back-Up Servicer, as the case may be, shall not have access to the minutes of the Administrative Agent’s board meetings or to any privileged, confidential or proprietary information or materials (except to the extent that such information or materials are generated by the Administrative Agent in the course of the performance of its obligations hereunder); and (iii) execute and deliver such documents and do such acts and things as the Servicer or Back-Up Servicer, as the case may be, may reasonably request in order to effect the purposes of the Servicing Agreement, or Back-Up Servicing Agreement, as the case may be.

ARTICLE 6

UNDERTAKINGS OF WEST GROUP

SECTION 6.01                    Cooperation.  WEST and the Subsidiaries shall use commercially reasonable efforts to cause any Service Provider to, at all times cooperate with the Administrative Agent to enable the Administrative Agent to provide the Administrative Services, including providing the Administrative Agent with all powers of attorney as may be reasonably necessary or appropriate for the Administrative Agent to perform the Administrative Services in accordance with this Agreement.

SECTION 6.02                    Information.  WEST will provide the Administrative Agent with the following information in respect of itself and each Subsidiary:

(a)                                  copies of all Related Documents, including the articles of incorporation, by-laws, trust agreements (or equivalent documents) of WEST and each Subsidiary, and copies of all books and records maintained on behalf of WEST and each such Subsidiary;

(b)                                 details of all bank accounts and bank mandates maintained by WEST or any Subsidiary;

(c)                                  names of and contact information with respect to the controlling trustees or board members for WEST and each Subsidiary;

(d)                                 such other information as is necessary to the Administrative Agent’s performance of the Administrative Services; and

(e)                                  a copy of any information provided to WEST and the Subsidiaries pursuant to the Servicing Agreement;

provided that such information as is referred to in this Section 6.02 (with the exception of paragraphs (d) and (e)) shall be provided to the Administrative Agent upon execution of this Agreement and, in respect of any amendment or changes to the information provided to the Administrative Agent upon execution of this Agreement, promptly following the effectiveness of such amendments or changes.

SECTION 6.03                    Scope of Services.  (a)  WEST or any Subsidiary shall consult with the Administrative Agent and obtain it’s express written consent prior to entering into any agreement, amendment or other modification of any Lease or taking any other action that has the effect of increasing in any material respect the scope, nature or level of the Administrative Services to be provided under this Agreement.  The Administrative Agent shall not be obligated to perform the affected Administrative Services to the extent of such increase unless and until the Administrative Agent and WEST and the Subsidiaries shall agree on the terms of such increased Administrative Services (it being understood that (i) the Administrative Agent shall have no liability to WEST or any Subsidiary directly or indirectly arising out of, in connection with or related to the Administrative Agent’s failure to perform such increased Administrative Services prior to any such agreement and (ii) WEST and the Subsidiaries shall not be permitted to engage another Person to perform the affected Administrative Services without the prior written consent of the Administrative Agent unless the Administrative Agent has indicated it is unable or unwilling to act in respect of the affected Administrative Service or the Administrative Agent requires payment of more than reasonable additional compensation for such additional Administrative Services).

(b)                                 In the event that WEST and the Subsidiaries shall acquire Additional Engines, WEST and the Subsidiaries shall so notify the Administrative Agent and the Administrative Agent shall be obligated to provide the Administrative Services with respect to such Additional Engines in accordance with Section 2.07 hereof.

SECTION 6.04                    Ratification.  WEST and each Subsidiary hereby ratifies and confirms and agrees to ratify and confirm (and shall furnish written evidence thereof upon request of the Administrative Agent) any act or omission by the Administrative Agent in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Administrative Agent under the terms of this Agreement, it being expressly understood and agreed that none of the foregoing shall have any obligation to ratify and confirm, and expressly does not ratify and confirm, any act or omission of the Administrative Agent in violation of this Agreement, the Standard of Performance or for which the Administrative Agent is obligated to indemnify WEST or any Subsidiary under Article III hereof.

SECTION 6.05                    Covenants.  WEST and each Subsidiary covenants with the Administrative Agent that it, during the term of this Agreement, will conduct its business such that it is a separate and readily identifiable business from, and independent of, the Administrative Agent and any of its Affiliates and further covenants as follows:

(a)                                  it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, the Administrative Agent and any of its subsidiaries;

(b)                                 it will maintain its assets and liabilities separate and distinct from those of the Administrative Agent;

(c)                                  it will maintain records, books, accounts, and minutes separate from those of the Administrative Agent;

(d)                                 it will pay its obligations in the ordinary course of business as a legal entity separate from the Administrative Agent;

(e)                                  it will keep its funds separate and distinct from any funds of the Administrative Agent, and will receive, deposit, withdraw and disburse such funds separately from any funds of the Administrative Agent;

(f)                                    it will conduct its business in its own name, and not in the name of the Administrative Agent;

(g)                                 it will not agree to pay or become liable for any debt of the Administrative Agent, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(h)                                 it will not hold out that it is a division of the Administrative Agent, or that the Administrative Agent is a division of it;

(i)                                     it will not induce any third party to rely on the creditworthiness of the Administrative Agent in order that such third party will be induced to contract with it;

(j)                                     it will not enter into any transactions between it and the Administrative Agent that are more favorable to either party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the date hereof (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transactions);

(k)                                  it will observe all corporate or other procedures required under Applicable Law and under its organizational documents; and

(l)                                     it will observe all corporate formalities necessary to keep its business separate and readily identifiable from, and independent of, each other Subsidiary, including keeping the funds, assets and liabilities of WEST and each Subsidiary separate and distinct from those of each other Subsidiary and by maintaining separate records, books, accounts and minutes for WEST and each Subsidiary.

SECTION 6.06                    Ratification by Subsidiaries.  WEST hereby undertakes to procure that any Subsidiary of WEST formed or acquired after the date hereof shall execute an agreement with the Administrative Agent adopting and confirming, as regards such Subsidiary, the terms and provisions of this Agreement, and agreeing to ratify anything done by the Administrative Agent in connection herewith on the terms of Section 6.04.  Such joinder agreement shall specify the notice information for such Subsidiary and an executed version thereof shall be promptly delivered to each of the parties hereto.

ARTICLE 7

ADMINISTRATION FEES AND EXPENSES

SECTION 7.01                    Administration Fees.  In consideration of the Administrative Agent’s performance of the Administrative Services, WEST shall pay to the Administrative Agent a monthly fee (the “Administrative Fee”) equal to 2% of aggregate rents actually received during such month (or portion of a month) in which the related Engine (and Additional Engines, if any) is owned by WEST and the Subsidiaries.

SECTION 7.02                    Expenses.  WEST and the Subsidiaries shall be responsible for the following expenses incurred by the  Administrative Agent in the performance of its obligations (“Reimbursable Expenses”):

(a)                                  reasonable out of pocket expenses, including travel, accommodation and subsistence and approved expenditures in respect of insurance coverage for the Administrative Agent;

(b)                                 expenses expressly authorized by (i) the Controlling Trustees or (ii) any Person to whom such authority has been delegated, other than the Administrative Agent or its Affiliates; and

(c)                                  expenses expressly authorized pursuant to other provisions of this Agreement.

SECTION 7.03                    Payment of Expenses.  No later than each Determination Date, the Administrative Agent shall deliver a notice to WEST and the Subsidiaries, setting forth the amounts of expenses paid by the Administrative Agent in connection with the performance of its obligations under this Agreement through and including such Determination Date (it being understood that if there are no such expenses the Administrative Agent will be under no obligation to provide such notice).  On the next Payment Date following such Determination Date, WEST and each Subsidiary agrees to pay to the Administrative Agent all such amounts.

ARTICLE 8

TERM; REMOVAL OF OR TERMINATION BY THE ADMINISTRATIVE AGENT

SECTION 8.01                    Term.  This Agreement shall have a term commencing on the Initial Closing Date and expiring on the date of payment in full of all amounts outstanding to be paid on the Notes (and any other obligations secured by the Security Trust Agreement) and all amounts outstanding to be paid to the holders of the Beneficial Interest Certificates.

SECTION 8.02                    Right to Terminate.  (a)  At any time during the term of this Agreement, WEST shall be entitled to terminate this Agreement on 120 days’ written notice, with or without cause.

(b)                                 Following the delivery of a Default Notice or upon the occurrence of an Insolvency Event with respect to the Administrative Agent, the Indenture Trustee, on behalf of the Secured Parties, shall be entitled to terminate on five (5) days’ written notice the authority granted to the Administrative Agent to perform the Bank Account Management Services set forth in Section 2.04 hereof and in the Indenture.

(c)                                  At any time during the term of this Agreement, the Administrative Agent shall be entitled to terminate this Agreement on 120 days’ written notice if:

(i)                                     WEST or any Subsidiary shall fail to pay in full when due (A) any Administrative Fee or any Reimbursable Expenses in an aggregate amount in excess of $50,000 and such failure continues for a period of 30 days, in either case, after the effectiveness of written notice from the Administrative Agent of such failure or (B) any other amount payable to the Administrative Agent hereunder, and such failure continues for a period of 30 days after written notice from the Administrative Agent of such failure;

(ii)                                  WEST or any Subsidiary shall fail to perform or observe or shall violate in any material respect any material term, covenant, condition or agreement to be performed or observed by it in respect of this Agreement and such failure continues for a period of 30 days after WEST and the Subsidiaries shall have received notice of such failure (other than with respect to payment obligations referred to in clause (c)(i) of this Section 8.02);

(iii)                               an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of WEST or any Subsidiary, or of a substantial part of the property or assets of WEST or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended (the “U.S. Bankruptcy Code”), or any other U.S.  federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or WEST or any Subsidiary shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within sixty (60) days; or

(iv)                              WEST or any Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking relief under the U.S.  Bankruptcy Code, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail within sixty (60) days to contest the filing of, any petition described in clause (c)(iii) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

(d)                                 The Requisite Majority may at any time vote to remove the Administrative Agent, terminate this Agreement and appoint the Back-Up Administrative Agent to act in its stead by delivering written notice of such removal and appointment to WEST, the Administrative Agent, the Servicer, the Back-Up Servicer and the Indenture Trustee or by causing the Security Trustee to deliver such notice to WEST, the Administrative Agent, the Servicer, the Back-Up Servicer and the Indenture Trustee, upon the occurrence of a Servicer Termination Event or if:

(i) the Administrative Agent fails to (A) deliver any report required to be delivered to the Indenture Trustee within five (5) Business Days after the due date thereof; or (B) to perform or observe, or cause to be performed or observed, in any material respect any other covenant or agreement which failure materially and adversely affect the rights of WEST, Noteholders or the Indenture Trustee, and provided that in the case of the event in clause (B), such failure shall continue unremedied for a period of thirty (30) days or more (or, if such failure or breach is capable of remedy and the Administrative Agent has promptly provided WEST and the Indenture Trustee with a certificate stating that the Administrative Agent has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, so long as the Administrative Agent is diligently pursuing such remedy but in any event for a total period no longer than sixty (60) days) after written notice thereof has been given to the Administrative Agent or the Administrative Agent has actual knowledge of such event; or

(ii) any representation or warranty made by the Administrative Agent in this Agreement, or in any certificate, report or financial statement delivered by it pursuant hereto proves to have been untrue or incorrect in any material and adverse respect when made and continues unremedied for a period of thirty (30) days or more (or, if such untruth or incorrectness is capable of remedy and the Administrative Agent has promptly provided WEST and the Indenture Trustee with a certificate stating that the Administrative Agent has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such untruth or incorrectness so long as the Administrative Agent is diligently pursuing such remedy but in any event for a total period no longer than sixty (60) days) after written notice thereof has been given to the Administrative Agent or the Administrative Agent has actual knowledge of such untruth or incorrectness.

(e)                                  No termination of this Agreement by WEST pursuant to Section 8.02(a), by the Administrative Agent pursuant to Section 8.02(c) or by a Requisite Majority pursuant to Section 8.02(d) shall become effective prior to the date of appointment of, and acceptance of such appointment by, the Back-Up Administrative Agent or, if the Back-Up Administrative Agent is unable or fails to perform its duties under the Back-Up Administrative Agency Agreement, a successor Administrative Agent.  In the event the Back-Up Administrative Agent is unable or fails to perform its duties under the Back-Up Administrative Agency Agreement and a successor Administrative Agent shall not have been appointed within 90 days after any termination of this Agreement pursuant to Section 8.02(a), (c) or (d), the Administrative Agent may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent.  Upon action by either party pursuant to the provisions of this Section 8.02(e), the Administrative Agent shall be entitled to the payment of any compensation owed to it hereunder and to the reimbursement of all Reimbursable Expenses incurred in connection with all services rendered by it hereunder, as provided in Article 7 hereof, and for so long as the Administrative Agent is continuing to perform any of the Administrative Services for WEST or any Subsidiary, the Administrative Agent shall be entitled to continue to be paid all amounts due to it hereunder, net of any amounts that shall have been finally adjudicated by a court of competent jurisdiction to be owed by the Administrative Agent to WEST and the Subsidiaries or not to be due to the Administrative Agent, until the Back-Up Administrative

Agent or a successor Administrative Agent shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 8.03(c).

SECTION 8.03                    Consequences of Termination.  (a)  Notices.  (i)  Following the termination of this Agreement by the Noteholders, by WEST or by the Administrative Agent pursuant to Section 8.02, the Administrative Agent will promptly forward to the successor Administrative Agent any notices received by it during the year immediately after termination.

(ii)                                  WEST and the Subsidiaries will notify promptly any relevant third party, including each Rating Agency, the Indenture Trustee, the Servicer, the Back-Up Servicer and the Back-Up Administrative Agent, of the termination of this Agreement by the Noteholders, by WEST or by the Administrative Agent and will request that any such notices and accounting reports and communications thereafter be made or given directly to the entity engaged to serve as Administrative Agent, and to WEST and the Subsidiaries.

(b)                                 Accrued Rights.  A termination of this Agreement by the Noteholders, by WEST or by the Administrative Agent hereunder shall not affect the respective rights and liabilities of any party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

(c)                                  Replacement.  If this Agreement is terminated by the Noteholders, by WEST or by the Administrative Agent under Section 8.02, the Administrative Agent will cooperate with any person appointed to perform the Administrative Services, including providing such person with all information and documents reasonably requested.

SECTION 8.04                    Survival.  Notwithstanding any termination or the expiration of this Agreement, the obligations of WEST and the Subsidiaries and the Administrative Agent under Section 3.03 and this Section 8.04 and of the Administrative Agent under Sections 8.03(c) and 10.09 shall survive such termination or expiration, as the case may be.

ARTICLE 9

ASSIGNMENT AND DELEGATION

SECTION 9.01                    Assignment and Delegation.  (a)  Except as provided in subsection (b) below, no party to this Agreement shall assign or delegate or otherwise subcontract this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other parties, such consent not to be unreasonably withheld.

(b)                                 The Administrative Agent may assign its right to perform and receive compensation for the performance of all or any part of the services set forth in Article 2, including without limitation, the establishment and maintenance of the Ledgers and the preparation of the Draft Accounts.

(c)                                  Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of any party hereto shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01              Notices.  All notices, demands, certificates, requests, directions, instructions and communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

If to WEST and the Subsidiaries, to:

Willis Engine Securitization Trust
c/o Wilmington Trust Company
1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Attention:  Corporate Trust Administrator
Fax:  (301) 651-8882

If to the Administrative Agent, to it at:

Willis Lease Finance Corporation
2320 Marinship Way, Suite 300
Sausalito, California 94965

Attention:  General Counsel
Fax:  (415) 331-0607

If to the Indenture Trustee, to it at:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention:  TSS –Structured Finance
Fax:  (212) 797-8606

If to the Back-Up Administrative Agent, to it at:

UT Finance Corporation
400 Main Street
Mail Stop 133-54
East Hartford, CT  06108
Attention:  President
Fax:  (860) 565-0187

From time to time, any party to such agreement may designate a new address or number for purposes of notice thereunder by notice to each of the other parties thereto.

SECTION 10.02              Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 10.03              Jurisdiction.  Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.  Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

SECTION 10.04              Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.05              Counterparts;  Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Each of the Indenture Trustee and the Requisite Majority are express third party beneficiaries of this Agreement, and, as such, shall have full power and authority to enforce the provisions of this Agreement against the parties hereto.  No provision of this Agreement is intended to confer any rights or remedies hereunder upon any Person other than the Indenture Trustee and any holders of the Notes (to the extent described in the preceding sentence) and the parties hereto.

SECTION 10.06              Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

SECTION 10.07              Power of Attorney.  WEST and each Subsidiary shall appoint the Administrative Agent and its successors, and its permitted designees, as their true and lawful attorney-in-fact.  All services to be performed and actions to be taken by the Administrative Agent pursuant to this Agreement shall be performed on behalf of WEST and each Subsidiary.  The Administrative Agent shall be entitled to seek and obtain from WEST and each Subsidiary a power of attorney in respect of the execution of any specific action as the Administrative Agent deems appropriate.

SECTION 10.08              Table of Contents;  Headings.  The table of contents and headings of the various articles, sections and other subdivisions of such agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of such agreement.

SECTION 10.09              Restrictions on Disclosure.  The Administrative Agent agrees that it shall not, prior to the termination or expiration of this Agreement or within three year after such termination or expiration, disclose to any Person any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from WEST and the Subsidiaries regarding WEST and the Subsidiaries or their business or the Engines, except as authorized in writing by WEST and the Subsidiaries or otherwise permitted by this Agreement, and except:

(a)                                  to representatives of the Administrative Agent and any of its Affiliates in furtherance of the purposes of this Agreement; provided that any such representatives shall have agreed to be bound by the restrictions on disclosure set forth in this Section 10.09;

(b)                                 to the extent required by Applicable Law or by judicial or administrative process, but in the event of proposed disclosure, the Administrative Agent shall use reasonable efforts to protect information in which WEST and the Subsidiaries have an interest to the maximum extent achievable; and

(c)                                  to the extent that the information:

(i)                                     was generally available in the public domain;

(ii)                                  was lawfully obtained from a source under no obligation of confidentiality, directly or indirectly, to WEST and the Subsidiaries;

(iii)                               was disclosed to the general public with the approval of WEST and the Subsidiaries;

(iv)                              was in the files, records or knowledge of the  Administrative Agent or any Affiliates of the Administrative Agent prior to initial disclosure thereof to the Administrative Agent or any Affiliates of the Administrative Agent by WEST and the Subsidiaries;

(v)                                 was provided by a member of a governing body of WEST or any Subsidiary to the Administrative Agent or any Affiliates of the Administrative Agent without any express written (or, to the extent such information was provided in an oral communication, oral) restriction on use of or access to such information, and such information would not reasonably be expected to be confidential, proprietary or otherwise privileged; or

(vi)                              was developed independently by the Administrative Agent or any Affiliates of the Administrative Agent; and

(vii)                           is reasonably deemed necessary by the Administrative Agent to protect and enforce its rights and remedies under this Agreement; provided, however, that in such an event the Administrative Agent shall act in a manner reasonably designed to prevent disclosure of such confidential information; and provided further, that prior to disclosure of such information the Administrative Agent shall inform WEST and the Subsidiaries of such disclosure.

SECTION 10.10              No Partnership.  (a)  It is expressly recognized and acknowledged that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between WEST or any Subsidiary on the one part and the Administrative Agent on the other part.  It is also expressly understood that any actions taken on behalf of WEST or any Subsidiary by the Administrative Agent shall be taken as agent for WEST or such Subsidiary, either naming WEST or the relevant Subsidiary, or naming the Administrative Agent as agent for an undisclosed principal.  Neither WEST nor any Subsidiary shall hold itself out as a partner of the Administrative Agent, and the Administrative Agent will not hold itself out as a partner of WEST or any Subsidiary.

(b)                                 The Administrative Agent shall not have any fiduciary duty or other implied obligations or duties to WEST or any Subsidiary, any Lessee or any other Person arising out of this Agreement.

SECTION 10.11              Concerning the Indenture Trustee.  In respect of the Indenture Trustee’s performance of appointing the Administrative Agent to provide the Bank Account Management Services set forth in Section 2.04 and in the Indenture, the Indenture Trustee shall be afforded all of the rights, protections, immunities and indemnities contained in the Security Trust Agreement as if such rights, protections, immunities and indemnities were specifically set forth herein.

SECTION 10.12              Amendments.  This Agreement may be amended in a written instrument signed by each of the parties hereto; provided that, if such amendment would reasonably likely have a material adverse effect on the holders of the Notes, the Requisite Majority shall have given its prior consent.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

WILLIS ENGINE SECURITIZATION TRUST

By:	/s/ Monica J. Burke
Name: Monica J. Burke
Title: Attorney-in-Fact

WILLIS LEASE FINANCE CORPORATION,
as Administrative Agent

By:	/s/ Monica J. Burke
Name: Monica J. Burke
Title: Executive Vice President ChiefFinancial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Peter T. Becker
Name: Peter T. Becker
Title: Vice President

WEST ENGINE FUNDING LLC

By:	/s/ Monica J. Burke
Name: Monica J. Burke
Title: Chief Financial Officer

Appendix A

SUBSIDIARIES

WEST Engine Funding LLC

Owner Trust No. 30771

Owner Trust No. 311498

Owner Trust No. 312234

Owner Trust No. 575283

Owner Trust No. 575573

Owner Trust No. 577214

Owner Trust No. 695530

Owner Trust No. 704371

Owner Trust No. 704447

Owner Trust No. 704638

Owner Trust No. 708173

Owner Trust No. 716430

Owner Trust No. 716779

Owner Trust No. 718210

Owner Trust No. 718262

Owner Trust No. 721877

Owner Trust No. 724721

Owner Trust No. 724862

Owner Trust No. 725183

Owner Trust No. 725434

Owner Trust No. 725522

Owner Trust No. 726169

Owner Trust No. 726173

Owner Trust No. 726195

Owner Trust No. 726203

Owner Trust No. 727057

Owner Trust No. 727255

Owner Trust No. 727340

Owner Trust No. 727393

Owner Trust No. 728154

Owner Trust No. 728173

Owner Trust No. 731570

Owner Trust No. 731812

Owner Trust No. 731999

Owner Trust No. 733172

Owner Trust No. 733175

Owner Trust No. 733186

Owner Trust No. 733438

Owner Trust No. 733471

Owner Trust No. 733587

Owner Trust No. 733715

Owner Trust No. 733758

Owner Trust No. 740342

Owner Trust No. 741414

Owner Trust No. 741573

Owner Trust No. 741822

Owner Trust No. 779194

Owner Trust No. 779484

Owner Trust No. 856690

Owner Trust No. 858327

Owner Trust No. 858788

Owner Trust No. 858789

Owner Trust No. 872554

Owner Trust No. 874243

Owner Trust No. 876272

Owner Trust No. 888763

Owner Trust No. 890704

Owner Trust No. 890988

SCHEDULE A

DEFINITIONS

“Account Bank” has the meaning assigned to such term in Section 2.04(b)(iii)(A) hereof.

“Account Letter” has the meaning assigned to such term in Section 2.04(b)(iii)(A) hereof.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Conflicts Standard” has the meaning assigned to such term in Section 3.02(b) hereof.

“Administrative Fee” has the meaning assigned to such term in Section 7.01 hereof.

“Administrative Services” has the meaning assigned to such term in Section 2.01(a) of this Agreement.

“After-Tax Basis” means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all U.S.  federal, state, local and foreign Taxes and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S.  federal, state, local or foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment) be equal to the payment received, deemed to have been received or receivable.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Asset Expenses Budget” has the meaning assigned to such term in Section 7.05(a)(B) of the Servicing Agreement or the Back-Up Servicing Agreement, as the case may be.

“Back-Up Servicer Services Standard” has the meaning assigned to such term in the Back-Up Servicing Agreement.

“Back-Up Servicing Agreement” means the Back-Up Servicing Agreement dated as of the date hereof among the Back-Up Servicer, WEST, the Administrative Agent, the Back-Up Administrative Agent and the Subsidiaries named therein.

“Bank Account Management Services” has the meaning assigned to such term in Section 2.01(b) hereof.

“Budgets” has the meaning assigned to such term in Section 7.05(c) of the Servicing Agreement or the Back-Up Servicing Agreement, as the case may be.

“Consolidated Quarterly Draft Accounts” has the meaning assigned to such term in Section 2.05(b)(ii) hereof.

“Consolidating Quarterly Draft Accounts” has the meaning assigned to such term in Section 2.05(b)(iii) hereof.

“Delaware Trustee” means the Wilmington Trust Company, as Delaware trustee of WEST.

“Draft Accounts” has the meaning assigned to such term in Section 2.05(b)(iii) hereof.

“Engine Assets” has the meaning assigned to such term in the Servicing Agreement or the Back-Up Servicing Agreement, as the case may be.

“Indenture” means the Indenture dated as of the Initial Closing Date, between WEST and the Indenture Trustee, and each successor indenture, if any, thereto.

“Indenture Trustee” has the meaning assigned to such term in the preamble to this Agreement.

“Initial Closing Date” means August 9, 2005.

“Initial Period” has the meaning assigned to such term in Section 7.05(a) of the Servicing Agreement or the Back-Up Servicing Agreement, as the case may be.

“Insolvency Event” means: (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Administrative Agent or in respect of a substantial part of the property or assets of the Administrative Agent, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or the Administrative Agent shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within sixty (60) days; or (ii) the Administrative Agent shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail within sixty (60) days to contest the filing of, any petition described in clause (i) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

“Ledgers” has the meaning assigned to such term in Section 2.05(b)(i) hereof.

“Obligor” has the meaning assigned to such term in Section 2.04(b)(iii)(B) hereof.

“One Year Period” has the meaning assigned to such term in Section 7.05(a) of the Servicing Agreement or the Back-Up Servicing Agreement, as the case may be.

“Operating Budget” has the meaning assigned to such term in Section 7.05(a)(A) of the Servicing Agreement or the Back-Up Servicing Agreement, as the case may be.

“Other Administrative Services” has the meaning assigned to such term in Section 3.02(a) hereof.

“Quarter” means the fiscal quarter of WEST and each Subsidiary, as applicable.

“Ratings” means the ratings assigned to the Notes by the Rating Agencies.

“Reimbursable Expenses” has the meaning assigned to such term in Section 7.02 hereof.

“Representatives” with respect to any Person means the officers, directors, employees, advisors and agents of such Person.

 “Schedule 2.02(a)” has the meaning assigned to such term in Section 2.03(j)(iii) hereof.

 “Service Providers” has the meaning assigned to such term in Section 2.02(c) hereof.

 “Servicer Termination” means a termination of the Servicing Agreement prior to the expiration of its term upon which the Back-Up Servicer replaces the Servicer pursuant to the terms of the Back-Up Servicing Agreement and the Servicing Agreement.

 “Standard of Performance” has the meaning assigned to such term in Section 3.01 hereof.

 “UTF” means UT Finance Corporation, a Delaware corporation.

“U.S. Bankruptcy Code” has the meaning assigned to such term in Section 8.02(c)(iii).

“WEST” has the meaning assigned to such term in the preamble to this Agreement.

“Willis” means Willis Lease Finance Corporation, a Delaware corporation.

“Year” has the meaning assigned to such term in the Servicing Agreement or Back-Up Servicing Agreement, as the case may be.

SCHEDULE I

ACCOUNTS

I-1